Exhibit 10.1

FIRST AMENDMENT

TO THE

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

PAA/VULCAN GAS STORAGE, LLC

THIS FIRST AMENDMENT TO THE AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this “Amendment”) of PAA/VULCAN GAS STORAGE, LLC, a Delaware limited liability company (the “Company”), is made and entered into as of the 9th day of May, 2006, by and between Plains All American Pipeline, L.P., a Delaware limited partnership, and Vulcan Gas Storage, LLC, a Delaware limited liability company. Capitalized terms which are not otherwise defined herein shall have the meanings set forth in the Amended and Restated Limited Liability Company Agreement of PAA/Vulcan Gas Storage, LLC, dated as of September 13, 2005 (the “LLC Agreement”).

WHEREAS, pursuant to the provisions of Section 15.2 of the LLC Agreement, the Initial Members desire and intend to amend the LLC Agreement;

NOW, THEREFORE for the foregoing purposes and intending to be legally bound, the Initial Members, as of the date hereof, do hereby consent to and adopt this Amendment and do hereby agree as follows:

1.                                       The definition of “BGS Debt” set forth in Article I of the LLC Agreement is hereby amended and restated in its entirety to read as follows:

“BGS Debt” means any credit facility intended to finance the development or operation of the BGS Project.

2.                                       The definition of “PPEC Debt” set forth in Article I of the LLC Agreement is hereby amended and restated in its entirety to read as follows:

“PPEC Debt” means any credit facility intended to finance the development or operations of the PPEC Project or the PPEC Expansion Project.

3.                                       The definition of “PPEC Project” set forth in Article I of the LLC Agreement is hereby amended and restated in its entirety to read as follows:

“PPEC Project” means the salt cavern natural gas storage facility located in Evangeline Parish, Louisiana, that is currently under development by Pine Prairie Energy Center, LLC. For the avoidance of doubt, the PPEC Project does not include any PPEC Expansion Project.

4.                                       The definition of “Project” set forth in Article I of the LLC Agreement is hereby deleted.

5.                                       The following definitions are hereby added to Article I of the LLC Agreement:

“Additional PPEC Project” means any augmentation or upgrade of the PPEC Project from the current PPEC Project construction plan. For the avoidance of doubt, no Additional PPEC Project shall constitute a PPEC Expansion Project or an Other Approved Project.

“Approved PPEC Expansion Project” means any PPEC Expansion Project with respect to which Vulcan has made a Funding Election pursuant to Section 3.2(g).

“Designated Share” has the meaning set forth in Section 3.2(g).

“Equity Contribution Agreement” means the Contingent Equity Contribution Agreement , dated as of May 9, 2006, among Pine Prairie Energy Center, LLC, PAA and Vulcan, as sponsors, and SunTrust Bank, as administrative agent.

“Funding Election” has the meaning set forth in Section 3.2(g).

“Natural Gas Supply Agreement” means the Natural Gas Supply Agreement, dated as of May 9, 2006, by and  between the Company and PAA pursuant to which the Company will purchase natural gas to provide for minimum operating inventories for the PPEC Project.

 “PPEC Credit Agreement” means that certain Credit Agreement dated as of May 9, 2006, by and among PINE PRAIRIE ENERGY CENTER, LLC, a Delaware limited liability company, SUNTRUST BANK, as initial lender and LC Issuer (as defined therein), each of the other lenders from time to time party hereto, SUNTRUST ROBINSON HUMPHREY, A DIVISION OF SUNTRUST CAPITAL MARKETS, INC., as lead arranger and bookrunner, ING CAPITAL LLC, as syndication agent, BANK OF AMERICA, N.A. as co-documentation agent, COBANK, ACB, as co-documentation agent, and SUNTRUST BANK, as administrative agent and as collateral agent for the Secured Parties as defined therein.

“PPEC Expansion Project” means the activity and expenditures related to the development and operation of any salt dome cavern or caverns at the PPEC Project site to the extent such cavern is in addition to the 3 caverns contemplated at the Closing Date. For the avoidance of doubt, no PPEC Expansion Project shall constitute an Additional PPEC Project or an Other Approved Project.

“PPEC Expansion Project Estimate” has the meaning set forth in Section 3.2(g).

“PPEC Expansion Project Notice” has the meaning set forth in Section 3.2(g).

6.                                       Section 3.2(c) of the LLC Agreement is hereby amended and restated in its entirety to read as follows:

(c)                                  If, subsequent to the making of the Initial Capital Contributions the Manager reasonably determines that:

(i)                                     the Company requires additional Capital Contributions in order to fund (x) either of the Initial Approved Projects, or (y) the net costs associated with the Natural Gas Supply Agreement, the Manager may at any time and from time to time give written notice to each Initial Member of the amount(s) and date(s) on which such additional Capital Contributions are required, and upon receipt of such notice each Initial Member shall make a Capital Contribution in cash to the Company equal to 50% of such additional required Capital Contribution (regardless of such Initial Member’s respective Percentage Interest at such time) on or before the due date specified in such notice;

(ii)                                  the Company requires additional Capital Contributions to fund any shortfall with respect to the PPEC construction budget, then  the Manager may at any time and from time to time prior to final completion of the PPEC Project give written notice to each Initial Member of the amount(s) and date(s) on which such additional Capital Contributions are required, and upon receipt of such notice each Initial Member shall make a Capital Contribution in cash to the Company equal to 50% of such additional required Capital Contribution (regardless of such Initial Member’s respective Percentage Interest at such time) on or before the due date specified in such notice; provided, however, that the Manager shall have no right to require additional Capital Contributions from the Members pursuant to this Section 3.2(c)(ii) from and after such time as the aggregate amount of (x) additional Capital Contributions by Vulcan pursuant to this Section 3.2(c)(ii) and (y) equity contributions by Vulcan under the Equity Contribution Agreement equals $15 million (and in no event shall the aggregate amount of additional Capital Contributions required by the Manager from Vulcan pursuant to this Section 3.2(c)(ii) exceed the amount, if any, by which $15 million exceeds the aggregate amount of equity contributions by Vulcan under the Equity Contribution Agreement). The Company shall cause any Capital Contributions it receives pursuant to this Section 3.2(c)(ii) to be contributed promptly to the capital of Pine Prairie Energy Center, LLC;

(iii)                               after a Funding Election has been made under Section 3.2(g), the Company requires additional Capital Contributions in order to fund the Approved PPEC Expansion Project to which such Funding Election relates, the Manager may at any time and from time to time give written notice to each Initial Member of the amount(s) and date(s) on which such additional Capital Contributions are required, and upon receipt of such notice each Initial Member shall make a Capital Contribution in cash to the Company equal to such Initial

Member’s Designated Share of such additional required Capital Contribution (regardless of such Initial Member’s respective Percentage Interest at such time) on or before the due date specified in such notice; provided, however, that the Manager shall have no right to require additional Capital Contributions from Vulcan pursuant to this Section 3.2(c)(iii) with respect to an Approved PPEC Expansion Project from and after such time as the aggregate amount of Capital Contributions made by Vulcan pursuant to this Section 3.2(c)(iii) in respect of such Approved PPEC Expansion Project equals Vulcan’s Designated Share of the PPEC Expansion Project Estimate for such Approved PPEC Expansion Project. For the avoidance of doubt, Vulcan shall have no obligation to make any Capital Contribution pursuant to this Section 3.2(c)(iii) in respect of any PPEC Expansion Project which is not an Approved PPEC Expansion Project; and

(iv)                              with respect to any Approved PPEC Expansion Project, the Company requires Capital Contributions in excess of the PPEC Expansion Project Estimate for such Approved PPEC Expansion Project in order to complete such Approved PPEC Expansion Project, then the Manager may at any time and from time to time give written notice to each Initial Member of the amount(s) and date(s) on which such additional Capital Contributions are required, and upon receipt of such notice each Initial Member shall make a Capital Contribution in cash to the Company equal to such Initial Member’s Designated Share of such additional required Capital Contribution (regardless of such Initial Member’s respective Percentage Interest at such time) on or before the due date specified in such notice; provided, however, that the Manager shall have no right to require additional Capital Contributions from the Members pursuant to this Section 3.2(c)(iv) with respect to any Approved PPEC Expansion Project from and after such time as the aggregate amount of additional Capital Contributions by Vulcan pursuant to this Section 3.2(c)(iv) equals $10 million (and in no event shall the aggregate amount of Capital Contributions required by the Manager from Vulcan pursuant to this Section 3.2(c)(iv) in respect of all Approved PPEC Expansion Projects exceed $10 million). For the avoidance of doubt, Vulcan shall have no obligation to make any Capital Contribution pursuant to this Section 3.2(c)(iv) in respect of any PPEC Expansion Project which is not an Approved PPEC Expansion Project.

7.                                       Section 3.2(d) of the LLC Agreement is hereby amended and restated in its entirety to read as follows:

(d)                                 If, subsequent to the making of the Initial Capital Contributions, the Manager or any Initial Member (i) reasonably determines that the Company or any of its Subsidiaries requires additional capital to fund capital expenditures that the Manager or such Initial Member reasonably believes are necessary for the BGS Project, the PPEC Project, any Additional PPEC Project, any PPEC Expansion Project or any Other Approved Project or (ii) reasonably and in good faith determines that the Company or any of its Subsidiaries requires additional capital to prevent or cure a default under any material agreement, including any debt instrument (including without limitation the BGS Debt and the PPEC Debt), and (A) with respect to expenditures necessary for the PPEC Project or any Approved PPEC Expansion Project, the limit on additional Capital Contributions set forth in Section 3.2(c)(ii) or Section 3.2(c)(iv), respectively, has been reached and (B) the Manager desires to fund such capital through the sale or issuance by the Company or any Subsidiary of Additional Interests, the Company may, or may cause such Subsidiary, as applicable, to sell or issue such Additional Interests, provided that the Manager and the Company or such Subsidiary comply with Section 3.2(e) or Section 3.2(f), as applicable.

8.                                       Section 3.2(e) of the LLC Agreement is hereby amended and restated in its entirety to read as follows:

(e)                                  Prior to issuing any Additional Percentage Interests (other than any Additional Percentage Interests issued in exchange for Capital Contributions pursuant to Section 3.2(c)), the Manager (acting on behalf of the Company) shall comply with the following:

(i)                                     if at the time Additional Percentage Interests are to be issued Vulcan has a Percentage Interest that is greater than 30%, then except with respect to (w) Additional Percentage Interests issued in connection with the acquisition of any Initial Approved Project, (x) Additional Percentage Interests issued in connection with the acquisition of a Designated Project with respect to which Vulcan has exercised its right pursuant to Section 3.2(e)(iii), (y) Additional Percentage Interests issued in connection with any Additional PPEC Project or (z) Additional Percentage Interests issued in connection with any Approved PPEC Expansion Project, PAA shall have the right, but not the obligation, to fund up to 100% of such Additional Percentage Interests up to an amount that would cause Vulcan’s Percentage Interest to equal no less than 30% (and any remaining Additional Percentage Interests shall be issued in compliance with Section 3.2(c) or Section 3.2(e)(ii), as applicable); provided, that notwithstanding the foregoing, if the Fair Value of the Company at the time of the issuance of such Additional Percentage Interests is less than the Purchase Price (as defined in the Purchase Agreement), then the Additional Percentage Interests shall be issued in compliance with Section 3.2(e)(ii).

(ii)                                  If any Additional Percentage Interests are to be issued other than as provided in Section 3.2(c) or 3.2(e)(i), (iii) or (iv), then the Manager shall request that each Initial Member acquire such Additional Percentage Interests, in each case in proportion to its respective Percentage Interest at such time. The request shall specify the amount(s) and date(s) on which such Additional Percentage Interest purchase(s) are required. Each Initial Member shall have the right, but not the obligation, to fund its share of such Additional Percentage Interests in accordance with such request by notifying the Manager on or before the 10th Business Day following the request; provided, that in the case of Vulcan, such notice must be accompanied by assurances reasonably acceptable to PAA from Paul G. Allen (or another Person reasonably acceptable to PAA) that Vulcan will have sufficient funds for the purchase of such Additional Percentage Interests

(it being agreed that, without limitation, a letter from Paul G. Allen or such other Person substantially in the form of Exhibit A hereto with respect to such funds shall constitute reasonably acceptable assurances). If an Initial Member elects not to fund its share of such Additional Percentage Interests then, subject to Section 3.2(e)(v), the other Initial Member shall have the right, but not the obligation, to fund the entire amount of such Additional Percentage Interests as provided in the request (and its Percentage Interest shall be adjusted as provided in Section 3.2(b)).

(iii)                               If any Additional Percentage Interests are to be issued in order to fund (x) any Designated Project or (y) any Additional PPEC Project, then the Manager shall request that each Initial Member acquire 50% of such Additional Percentage Interests (regardless of such Initial Member’s respective Percentage Interest at such time). The request shall specify the amount(s) and date(s) on which such Additional Percentage Interest purchase(s) are required, and shall also provide each Initial Member with all material terms of such Designated Project or, in the case of an expenditure with respect to an Additional PPEC Project, all material information regarding such expenditure. Each Initial Member shall have the right, but not the obligation, to fund 50% of such Additional Percentage Interests in accordance with such request by notifying the Manager on or before the 10th Business Day following the request; provided, that in the case of Vulcan, such notice must be accompanied by assurances reasonably acceptable to PAA from Paul G. Allen (or another Person reasonably acceptable to PAA) that Vulcan will have sufficient funds for the purchase of such Additional Percentage Interests (it being agreed that, without limitation, a letter from Paul G. Allen or such other Person substantially in the form of Exhibit A hereto with respect to such funds shall constitute reasonably acceptable assurances). If an Initial Member elects not to fund its share of such Additional Percentage Interests, then the other Initial Member shall have the right, but not the obligation, to fund the entire amount of such Additional Percentage Interests as provided in the request. In any event, the Percentage Interest of any Initial Member acquiring Additional Percentage Interests hereunder shall be adjusted as provided in Section 3.2(b).

(iv)                              If any Additional Percentage Interests are to be issued in order to fund any Approved PPEC Expansion Project in respect of which the limit on additional Capital Contributions set forth in Section 3.2(c)(iii) or Section 3.2(c)(iv) has been reached, then the Manager shall request that each Initial Member acquire such Initial Member’s Designated Share of such Additional Percentage Interests (regardless of such Initial Member’s respective Percentage Interest at such time). The request shall specify the amount(s) and date(s) on which such Additional Percentage Interest purchase(s) are required, and shall also provide each Initial Member with all material information regarding such expenditure. Each Initial Member shall have the right, but not the obligation, to fund its Designated Share of such Additional Percentage Interests in accordance with such request by notifying the Manager on or before the 10th Business Day following the request; provided, that in the case of Vulcan, such notice must be accompanied by assurances reasonably acceptable to PAA from Paul G. Allen (or another Person reasonably acceptable to PAA) that Vulcan will have sufficient funds for the purchase of such Additional Percentage Interests (it being agreed that, without limitation, a letter from Paul G. Allen or such other Person substantially in the form of Exhibit A hereto with respect to such funds shall constitute reasonably acceptable assurances). If an Initial Member elects not to fund its share of such Additional Percentage Interests, then the other Initial Member shall have the right, but not the obligation, to fund the entire amount of such Additional Percentage Interests as provided in the request. In any event, the Percentage Interest of any Initial Member acquiring Additional Percentage Interests hereunder shall be adjusted as provided in Section 3.2(b).

(v)                                 If (x) any Additional Percentage Interests are being issued pursuant to Section 3.2(e)(ii) or Additional Issued Interests are being issued pursuant to Section 3.2(f), in either case in connection with any PPEC Expansion Project in respect of which Vulcan shall have declined (or is deemed to have declined) to make a Funding Election, (y) at the time Vulcan declined (or was deemed to have declined) to make a Funding Election with respect to such PPEC Expansion Project, (1) Vulcan’s Percentage Interest was greater than 30%, and (2) based on the information set forth in the PPEC Expansion Project Notice with respect to such PPEC Expansion Project, completion and funding of such PPEC Expansion Project without a Funding Election was not expected to reduce Vulcan’s Percentage Interest below 30%, and (z) at any time Additional Percentage Interests or Additional Issued Interests are to be issued in connection therewith in an amount that would cause Vulcan’s Percentage Interest to equal 30% or less, then Vulcan shall have the right, but not the obligation, to fund that portion of such Additional Percentage Interests (or Additional Issued Interests) as is necessary so that Vulcan’s Percentage Interest equals 30%. Prior to issuing any Additional Percentage Interests (or Additional Issued Interests) in the circumstances described in the preceding sentence, the Manager shall provide Vulcan with written notice thereof. Such notice shall specify the amount(s) and date(s) on which such Additional Percentage Interest (or Additional Issued Interest) purchase(s) are required. Vulcan shall have the right, but not the obligation, to fund such portion of such as is necessary so that Vulcan’s Percentage Interest equals 30% in accordance with such request by notifying the Manager on or before the 10th Business Day following the request; provided, that in the case of Vulcan, such notice must be accompanied by assurances reasonably acceptable to PAA from Paul G. Allen (or another Person reasonably acceptable to PAA) that Vulcan will have sufficient funds for the purchase of such Additional Percentage Interests or Additional Issued Interest, as the case may be (it being agreed that, without limitation, a letter from Paul G. Allen or such other Person substantially in the form of Exhibit A hereto with respect to such funds shall constitute reasonably acceptable assurances). If Vulcan elects not to fund its share of such Additional Percentage Interests (or Additional Issued Interests), the other Initial Member shall have the right, but not the obligation, to fund the entire amount of such Additional Percentage Interests (or Additional Issued Interests) as

provided in the request (and its Percentage Interest shall be adjusted as provided in Section 3.2(b), to the extent applicable).

(vi)                              For the avoidance of doubt, to the extent each Initial Member participates in the purchase of Additional Percentage Interests in proportion to its Percentage Interest at the time, such purchase will be treated as a Capital Contribution but will not effect an increase in such Initial Member’s Percentage Interest.

9.                                       Section 3.2(f) of the LLC Agreement is hereby amended and restated in its entirety to read as follows:

(f)                                    Prior to issuing or selling (or permitting or causing any Subsidiary to issue or sell) any Additional Issued Interests, the Manager (acting on behalf of the Company) shall request that each Initial Member acquire such Additional Issued Interest, in proportion to its respective Percentage Interest at such time; provided, however, that (x) if such Additional Issued Interests are to be issued in order to fund any Designated Project or any Additional PPEC Project, each Initial Member shall have the right, but not the obligation, to acquire 50% of such Additional Issued Interests (regardless of such Initial Member’s respective Percentage Interest at such time), and (y) if such Additional Issued Interests are to be issued in order to fund any Approved PPEC Expansion Project, each Initial Member shall have the right, but not the obligation, to acquire its Designated Share of such Additional Issued Interests (regardless of such Initial Member’s respective Percentage Interest at such time). The request shall specify the amount(s) and date(s) on which such Additional Issued Interest purchase(s) are required. Each Initial Member shall have the right, but not the obligation, to fund its share of such Additional Issued Interest in accordance with such request by notifying the Manager on or before the 10th Business Day following the request; provided, that in the case of Vulcan, such notice must be accompanied by assurances reasonably acceptable to PAA from Paul G. Allen (or another Person reasonably acceptable to PAA) that Vulcan will have sufficient funds for the purchase of such Additional Issued Interest (it being agreed that, without limitation, a letter from Paul G. Allen or such other Person substantially in the form of Exhibit A hereto with respect to such funds shall constitute reasonably acceptable assurances). If an Initial Member elects not to fund its share of such Additional Issued Interest, then, subject to Section 3.2(e)(v), the other Initial Member shall have the right, but not the obligation, to (A) fund the entire amount of such Additional Issued Interest as provided in the request (and its interest in the Company or Subsidiary shall be adjusted as provided in Section 3.2(b)) or (B) cause the Company to issue such Additional Issued Interests in the Company or such Subsidiary, whether in a private or public offering, including an initial public offering, to a third party or parties; provided, however, that (i) the Company may only cause a Subsidiary to issue, grant or sell any such Additional Issued Interest if the request to the Initial Members specified that the requested contribution would be made to such Subsidiary and (ii) the terms of such Additional Issued Interests and the terms on which such Additional Issued Interests are issued shall be no less favorable in any material respect to the Company (or such Subsidiary) than those set forth in the request to the Initial Members (allowing for customary underwriting commissions and discounts, dealer concession and reallowances, offering expenses and other transaction fees and costs).

10.                                 Section 3.2 of the LLC Agreement is hereby amended by adding the following paragraph (g):

(g)                                 PPEC Expansion Projects. If the Manager reasonably determines that it is in the best interests of the Company to pursue any PPEC Expansion Project, then prior to the commencement of such PPEC Expansion Project, the Manager shall give written notice (a “PPEC Expansion Project Notice”) to Vulcan that contains a detailed description of such PPEC Expansion Project and a good faith reasonable estimate of the amount of Capital Contributions necessary to complete such PPEC Expansion Project (the “PPEC Expansion Project Estimate”). With respect to any PPEC Expansion Project, Vulcan shall have the right, but not the obligation, to elect to fund its Designated Share of the Capital Contributions in connection with such PPEC Expansion Project, up to its Designated Share of the PPEC Expansion Project Estimate (a “Funding Election”), by notifiying the Manager of Vulcan’s intent to participate in such PPEC Expansion Project on or before the 10th business day following Vulcan’s receipt of any PPEC Expansion Project Notice. If Vulcan does not respond to the Manager within 10 business days of receiving the PPEC Expansion Project Notice, Vulcan shall be deemed to have declined to make a Funding Election in respect of such PPEC Expansion Project. With respect to a particular Approved PPEC Expansion Project, (x) Vulcan’s “Designated Share” shall mean 50%; provided, however, that Vulcan shall have the right to specify in the Funding Election a Designated Share for such Approved PPEC Expansion Project that is less than 50%, in which case Vulcan’s Designated Share for such Approved PPEC Expansion Project shall be such lesser specified percentage, and (y) PAA’s “Designated Share” shall be equal to 100% minus Vulcan’s Designated Share for such Approved PPEC Expansion Project.

11.                                 Section 4.1 of the LLC Agreement is hereby amended by adding the following paragraph (e):

(e)  Return of PPEC Capital. In the event that Pine Prairie Energy Center, LLC is permitted to make any distribution pursuant to Section 2.3 (d) or (e) of the Contingent Equity Contribution Agreement (as defined in the PPEC Credit Agreement), then the Company shall cause the proceeds of such distribution to be distributed to the Initial Members on a 50/50 basis, regardless of their respective Percentage Interests at the time. In the event of any distribution pursuant to this Section 4.1(e), at a time when the relative Percentage Interests of the Initial Members are not 50/50, then the Percentage Interest of each Initial Member shall be adjusted based upon the Fair Value of the Company at the time of such distribution determined in the same manner as determined under Section 3.6 in respect of contributions to capital.

12.                                 Section 9.1(a) of the LLC Agreement is hereby amended by replacing the references to “the Project” therein with the words “the PPEC Project”.

13.                                 Except as amended by this Amendment, the LLC Agreement remains in full effect.

14.                                 This Amendment shall be construed according to and governed by the laws of the State of Delaware without regard to principles of conflict of laws. The parties hereby submit to the exclusive jurisdiction and venue of the state courts of Harris County, Texas or to the Court of Chancery of the State of Delaware and the United States District Court for the Southern District of Texas and of the United States District Court for the District of Delaware, as the case may be, and agree that the Company or Members may, at their option, enforce their rights hereunder in such courts..

15.                                 This Amendment may be executed in several counterparts, all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all the parties have not signed the same counterpart. This Amendment shall become effective upon the execution hereof by each of the signatories hereto, and the delivery hereof to each signatory executing this Amendment.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Initial Members have caused this Amendment to be duly executed as of the date first written above.

PLAINS ALL AMERICAN PIPELINE, L.P.
By:	Plains AAP, L.P.,
its general partner

By:	Plains All American GP LLC, its general partner

By:	/s/ Tim Moore
	Name:	Tim Moore
	Title:	Vice President

VULCAN GAS STORAGE LLC

By:	/s/ David N. Capobianco
	Name:	David N. Capobianco
	Title:	Vice President